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EXHIBIT 3.1.8

                                                                          [SEAL]
                              State of California
                               Secretary of State


       I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:

       That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.


[SEAL]                        IN WITNESS WHEREOF, I execute this
                              certificate and affix the Great Seal of the State of California this day of

                              Aug - 2 2007
                              ---------------------------------------


                              /s/ Debra Bowen

                              DEBRA BOWEN
                              Secretary of State

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                                                                        A0664464
                                                                           FILED
                                                                    AUG - 2 2007

The undersigned hereby certify that:

1. They are the President and Secretary, respectively of Enlighten Software Solutions, Inc., a California corporation.

2. Article I, ____________ Of the Articles of Incorporation of this corporation is amended to read as follows:

                                       I.

The name of the Corporation is Enlighten Softwear Solutions, Inc.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sectin 902, California Corporations Code. The total number of outstanding shares of the corporation is 14,979,812. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required wa more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matter set forth in this certificate are true and correct of our own knowledge.

Date: July 26, 2007


                                            /s/ Michael Anthony
                                            ------------------------------------
                                            Michael Anthony, President/Secretary